EXHIBIT (4)

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE “DEPOSITORY”) TO A NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED No.: R-1	CUSIP No.: 59022Y709	PRINCIPAL AMOUNT: 2,650,000 Units, $10 principal amount per Unit ($26,500,000 aggregate principal amount)

MERRILL LYNCH & CO., INC.

Medium-Term Notes, Series C

100% Principal Protected Notes Linked to the “Best of” Global Currency Basket

due November 9, 2009

(the “Notes”)

ORIGINAL ISSUE DATE: November 7, 2007	STATED MATURITY: November 9, 2009	BASKETS: Americas Currency Basket; European Currency Basket; Asian Currency Basket

STARTING VALUE OF EACH BASKET: 100	PARTICIPATION RATE: 119%	BASKET COMPONENTS: Americas Currency Basket: Brazilian real, Mexican peso, Argentine peso and United States dollar

European Currency Basket: Norwegian krone, Hungarian forint, Russian ruble and United States dollar

Asian Currency Basket: South Korean won, Singapore dollar, Malaysian ringgit and United States dollar

MINIMUM INITIAL INVESTMENT: N/A	CALCULATION AGENT: Merrill Lynch Capital Services, Inc. (unless otherwise specified)	DENOMINATIONS: Integral multiples of $10 Principal Amount (each, a “Unit”) (unless otherwise specified)

BASE CURRENCY: United States dollar	SPECIFIED CURRENCY: United States dollar	DEFAULT RATE: The then current Federal Funds Rate, as defined under OTHER PROVISIONS below, reset daily

VALUATION TIME:	APPLICABLE REFERENCE PAGE:
Brazilian real- approximately 5:00 p.m. in New York	Brazilian real - Reuters Group PLC (“Reuters”) page BRFR

Mexican peso- approximately 12:00 p.m. in New York	Mexican peso- Reuters page 1FEE

Argentine peso- approximately 12:00 p.m. in Buenos Aires	Argentine peso- the Emerging Markets Trada Association (“EMTA”) page emta.org

Norwegian krone- approximately 10:00 a.m. in New York	Norwegian krone- Reuters page 1FED

Hungarian forint- approximately 10:00 a.m. in New York	Hungarian forint- Reuters page HUFE

Russian ruble- approximately 12:00 p.m. in Moscow	Russian ruble - Reuters page RUBMCMEEMTA

South Korean wan- approximately 11:00 a.m. in Singapore	South Korean wan- Reuters page ABSIRFIX01

Singapore dollar- approximately 11:00 a.m. in Singapore	Singapore dollar- Reuters page ABSIRFIX01

Malaysian ringgit- approximately 11:00 a.m. in Singapore	Malaysian ringgit- Reuters page ABSIRFIX01 (or any substitute pages thereto)

For each Basket Component of the Americas Currency Basket, its Multiplier is shown below.

Basket Component	Multiplier
United States dollar	-100.0000
Brazilian real	58.1275
Mexican peso	356.6177
Argentine peso	104.9377

For each Basket Component of the European Currency Basket, its Multiplier is shown below.

Basket Component	Multiplier
United States dollar	-100.0000
Norwegian krone	180.0520
Hungarian forint	5799.7494
Russian ruble	822.9079

For each Basket Component of the Asian Currency Basket, its Multiplier is shown below.

Basket Component	Multiplier
United States dollar	-100.0000
South Korean won	30243.6369
Singapore dollar	48.3052
Malaysian ringgit	111.3589

OTHER PROVISIONS:

“Federal Funds Rate” means:

(1) the rate with respect to a particular interest determination date displayed on Reuters or any successor service on page FEDFUNDS1 under the heading “EFFECT” or any other page as may replace page FEDFUNDS1 on that service (“Reuters Page FEDFUNDS1”), or

(2) if the rate referred to in clause (1) does not appear on Reuters Page FEDFUNDS1 or is not published by 3:00 P.M., New York City time, on the related calculation date, the rate with respect to a particular interest determination date for United States dollar federal funds as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Federal Funds (Effective)”, or

(3) if the rate referred to in clause (2) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate with respect to a particular interest determination date calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York, which may include the agent or its affiliates, selected by the Calculation Agent prior to 9:00 A.M., New York City time, on the Business Day following that interest determination date, or

(4) if the brokers selected by the Calculation Agent are not quoting as mentioned in clause (3), the Federal Funds Rate for the Business Day preceding the particular interest determination date.

Merrill Lynch & Co., Inc., a Delaware corporation (hereinafter referred to as the “Company”, which term includes any successor corporation under the Indenture herein referred to), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the Redemption Amount (as defined below) per Unit on the Stated Maturity.

Payment or delivery of the Redemption Amount and any interest on any overdue amount thereof with respect to this Global Note shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Payment on the Stated Maturity

On the Stated Maturity, a Holder shall receive a cash payment equal to the Redemption Amount per Unit. The “Redemption Amount” per Unit with respect to this Global Note shall be denominated and payable in the Specified Currency, shall be determined by the Calculation Agent and shall equal:

(i)    If the Ending Value of the Highest Performing Basket is greater than its Starting Value, $10 per Unit, plus a supplemental redemption amount per Unit equal to:

$10 x Participation Rate x Highest Performing Basket Return; or

(ii)    If the Ending Value of the Highest Performing Basket is equal to or less than its Starting Value, $10 per Unit.

The Redemption Amount cannot be less than $10 per Unit.

The “Highest Performing Basket” shall be the Basket with the Highest Performing Basket Return.

The “Highest Performing Basket Return” is the greatest Basket Return of all the Baskets.

The “Basket Return” for each Basket shall equal:

(	Ending Value – Starting Value	)
Starting Value

The “Ending Value” of each Basket shall equal the value of such Basket (as defined below) as determined by the Calculation Agent on the seventh scheduled Business Day (as defined below) immediately prior to the Stated Maturity by adding 100 to the sum of the products of (1) the Multiplier of each Basket Component in such Basket and (2) the then-current Exchange Rate (as defined below) for such Basket Component.

“Basket” includes each of the Americas Currency Basket, the European Currency Basket and Asian Currency Basket and shall be a measure of the Exchange Rate movements of its constituent Basket Components relative to the Base Currency.

The “Exchange Rates” shall be those currency exchange rates in the interbank market quoted as one unit of the relevant currency comprising a Basket Component in the Base

Currency as reported on the Applicable Reference Page at approximately the Valuation Time on the relevant date. If the currency exchange rates are not so quoted, then the Exchange Rates shall equal the noon buying rate in New York for cable transfers in foreign currencies as announced by the Federal Reserve Bank of New York for customs purposes (the “Noon Buying Rate”). If the Noon Buying Rate is not announced on such date, then the Exchange Rates shall be calculated on the basis of the arithmetic mean of the applicable spot quotations received by the Calculation Agent at approximately 10:00 a.m., New York City time, on the relevant date for the purchase or sale for deposits in the relevant currencies by the London offices of three leading banks engaged in the interbank market (selected in the sole discretion of the Calculation Agent) (the “Reference Banks”). If fewer than three Reference Banks provide such spot quotations, then the Exchange Rates shall be calculated on the basis of the arithmetic mean of the applicable spot quotations received by the Calculation Agent at approximately 10:00 a.m., New York City time, on the relevant date from two leading commercial banks in New York (selected in the sole discretion of the Calculation Agent), for the purchase or sale for deposits in the relevant currencies. If these spot quotations are available from only one bank, then the Calculation Agent, in its sole discretion, shall determine which quotation is available and reasonable to be used. If no such spot quotation is available, then the Exchange Rates shall be the rate the Calculation Agent, in its sole discretion, determines to be fair and reasonable under the circumstances at approximately 10:00 a.m., New York City time, on the relevant date.

A “Business Day” means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close and such banks are open for dealing in a foreign exchange and foreign currency deposits.

All determinations made by the Calculation Agent, absent a determination of manifest error, shall be conclusive for all purposes and binding on the Company and the Holders and beneficial owners of this Global Note.

General

All percentages resulting from any calculation on the Notes shall be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655). All dollar amounts used in or resulting from any calculation shall be rounded to the nearest cent with one-half cent being rounded upward.

This Global Note is one of a duly authorized issue of the Company’s Medium-Term Notes, Series C, which are due on the Stated Maturity. The Notes are issued and to be issued under an indenture dated as of April 1, 1983, as amended and restated (the “Indenture”), between the Company and The Bank of New York (as successor to JPMorgan Chase Bank, N.A.) (herein called the “Trustee”, which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee with respect to the Notes under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Global Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

The Notes are issuable only in registered form without coupons in the Denominations specified above. As provided in the Indenture and subject to certain limitations therein set forth, this Global Note is exchangeable for certificates representing Notes of like tenor and of an equal Principal Amount as requested by the Holder surrendering the same. If (x) the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that this Global Note shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to this Global Note, this Global Note shall be exchangeable for certificates representing the Notes in definitive form of like tenor and of an equal Principal Amount, in authorized denominations. Such definitive Notes shall be registered in such name or names as the Depository shall instruct the Trustee. If definitive Notes are so delivered, the Company may make such changes to the form of this Global Note as are necessary or appropriate to allow for the issuance of such definitive Notes.

In case an Event of Default with respect to this Global Note shall have occurred and be continuing, the amount payable to a Holder of this Global Note upon any acceleration permitted by the Notes, with respect to each Unit of this Global Note, shall be equal to the Redemption Amount per Unit, calculated as though the date of acceleration were the Stated Maturity.

In case of default in payment of this Global Note, whether on the Stated Maturity or upon acceleration, from and after such date this Global Note shall bear interest, payable upon demand of the Holders thereof, at the Default Rate, to the extent that such payment of interest shall be legally enforceable, on the unpaid amount due and payable on such date in accordance with the terms of this Global Note to the date payment of such amount has been made or duly provided for.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of each series, are permitted to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Global Note shall be conclusive and binding upon such Holder and upon all future Holders of this Global Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Global Note.

No reference herein to the Indenture and no provision of this Global Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Redemption Amount hereof and interest on this Global Note, if any, at the time, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations set forth therein and on the face hereof, the transfer of this Global Note may be registered on the Security Register of the Company, upon surrender of this Global Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new certificates representing the Notes of authorized denominations of like tenor and for the same Principal Amount shall be issued to the designated transferee or transferees.

Prior to due presentment of this Global Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Global Note is registered as the owner hereof for all purposes, whether or not this Global Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company and each Holder and beneficial owner (by acceptance hereof) hereby agree to treat this Global Note for all tax purposes as a debt instrument that is subject to U.S. Treasury Regulation Section 1.1275-4(b) governing contingent payment debt instruments, and, where required, the Company shall file information returns with the Internal Revenue Service in accordance with this treatment, in the absence of any change or clarification in the law, by regulation or otherwise, requiring a different characterization of the Notes.

The Indenture and this Global Note shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Global Note which are defined in the Indenture but not in this Global Note shall have the meanings assigned to them in the Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: November 7, 2007

CERTIFICATE OF AUTHENTICATION This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.	Merrill Lynch & Co., Inc.

[Copy of Seal]

The Bank of New York, as Trustee	By:
Assistant Treasurer

By:	Attest:
Authorized Officer		Secretary

ASSIGNMENT/TRANSFER FORM

FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto (insert Taxpayer Identification No.) __________________________________________________________________________________________

_________________________________________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

_________________________________________________________________________________________________________

the within Note and all rights thereunder, hereby irrevocably constituting and appointing ______________________ attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Date:	_________________________________________________________________________________
NOTICE: The signature of the registered Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

Annex A-1

ASSIGNMENT/TRANSFER FORM

FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto (insert Taxpayer Identification No.) __________________________________________________________________________________________

_________________________________________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

_________________________________________________________________________________________________________

the within Note and all rights thereunder, hereby irrevocably constituting and appointing ______________________ attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Date:	_________________________________________________________________________________
NOTICE: The signature of the registered Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.